Exhibit 10.2
LITTELFUSE, INC. EQUITY INCENTIVE COMPENSATION PLAN
STOCK OPTION AWARD AGREEMENT
Littelfuse, Inc. hereby grants you an option to purchase shares of Littelfuse, Inc. common stock (the “Option”) through the Littelfuse, Inc. Equity Incentive Compensation Plan (the “Plan”), as described herein.
Participant (“you”):
Date of Grant:
Option Expiration Date: ___7 years from Date of Grant
Number of Shares subject to Option:
Option Exercise Price (per Share): $
Type of Option: ___Incentive Stock Option    ___Nonqualified Stock Option
Vesting Schedule: You may only exercise your Option to purchase shares during the period beginning on the date you “vest” in your Option and continuing until your Option expires or is otherwise forfeited. The vesting and forfeiture provisions that apply to your Option are described in detail in Section 11 of the Plan. In general, subject to certain accelerated vesting and forfeiture provisions, so long as you have not previously terminated employment with Littelfuse, Inc. and its affiliates, your Option will vest and become exercisable as follows:

Vesting Date	Percentage of Shares Vesting

1st Anniversary of Date of Grant	25%
2nd Anniversary of Date of Grant	25%
3rd Anniversary of Date of Grant	25%
4th Anniversary of Date of Grant	25%
Additional Terms: Your rights and duties and those of the Corporation under your Option are governed by the provisions of this Award Agreement, and the attached Terms and Conditions and Plan document, both of which are incorporated into this Award Agreement by reference. If there is any discrepancy between these documents, the Plan document will always govern.
Questions: If you have any questions regarding your Option, please see the enclosed Stock Option Terms and Conditions, or contact the Global Director, Compensation and Benefits.

LITTELFUSE, INC.

By:
Name:

Title:

LITTELFUSE, INC. EQUITY INCENTIVE COMPENSATION PLAN
STOCK OPTION TERMS AND CONDITIONS
This document is intended to provide you some background on Littelfuse’s stock option program and to help you better understand the terms and conditions of the stock option (the “Option”) granted to you under the Littelfuse, Inc. Equity Incentive Compensation Plan (the “Plan”). References in this document to “our,” “us,” “we,” and the “Corporation” are intended to refer to Littelfuse, Inc.
Background
1. How are stock option recipients chosen?
Under our current process, recipients represent executives and a very limited group of associates who are nominated by their VP to receive a stock option grant. In the case of executives, the Compensation Committee of our Board of Directors (“Committee”) reviews the nominations and makes a recommendation to our Board of Directors. In the case of other associates, the Executive Team reviews the nominations and makes a recommendation to our Board of Directors.
2. What is the value of my Option?
The value of the Option, to you, is the difference between the “purchase price” (as described below in Question 7) and the market price on the date you sell the Option.
Note that, under the tax laws of most countries, the difference between the “purchase price” and the market price will be considered income to you at the time you exercise the Option. We recommend that you consult your personal tax advisor to discuss your potential tax consequences prior to your exercise of your Option.
3. Who keeps track of my Option grant and vesting?
We have worked with the financial services firm of Merrill Lynch to provide you with an on-line program to track the value of and exercise your Options and to trade your vested shares.
Terms and Conditions
4. When may I exercise my Option?
You can exercise all or a portion of your Option to purchase stock of the Corporation on any date on or after the vesting date and before it expires. Your Option vests over a four-year period from date of grant, as described in your Award Agreement. The Plan provides for earlier vesting dates upon specific events, such as your death, disability, and certain corporate transactions.
THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES
THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

You can not exercise your Option after it expires.
5. When does my Option expire?
Your Option normally expires on the 7th anniversary of the date it was granted to you. Your Option may expire on an earlier date if you separate from service:

Reason for Separation	Expiration Date
Death	12 months after your date of death
Eligible Retirement	7th anniversary of date of grant
all other reasons	3rd month after your date of termination
Your Option will be forfeited, regardless of its vested status, if you violate our policies regarding non-competition, non-solicitation, or confidentiality, as described in Question 13 below and in Sections 11.3 and 11.4 of the Plan. If forfeiture occurs, you may be obligated to repay us all or a portion of the value of any part of your Option that you already exercised.
6. How do I exercise my Option?
You may exercise all or any portion of your Option by delivering a written Notice of Exercise to us no earlier than 30 days and no later than 10 days prior to your desired exercise date. You can obtain this form from the Global Director, Compensation and Benefits. At the time you deliver your Notice of Exercise, you must also provide us with full payment of the exercise price for the shares being purchased or deliver irrevocable instructions to a broker to promptly deliver to us the amount of the proceeds from a sale of shares having a fair market value equal to the purchase price for a cash-less exercise, plus any tax withholding liability (as described below). Given your employment status as an executive, we require approval of the payment method prior to the exercise of your Option. Please contact the Global Director, Compensation and Benefits.
Your notices and other communications under your Option must be in writing and are deemed to have been given only if personally delivered, sent by e-mail, or sent by registered or certified United States mail (return receipt requested, postage prepaid), addressed to:

personal delivery or mail:	Littelfuse, Inc., Attn: Global Director, Compensation and Benefits, 8755 W. Higgins Road, O’Hare Plaza, Suite 500, Chicago, IL 60631.
e-mail:
We may change these addresses by providing you a written notice.
Upon receipt of a properly completed Notice of Exercise and full payment of the exercise price and applicable tax withholding, we will issue the shares of stock purchased (either electronically or in certificate form, as we determine).
THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES
THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

7. What is the purchase price of the stock that I may purchase under my Option?
The purchase price (called the “exercise price”) that you must pay for each share of stock that you elect to purchase under your Option is the closing price for the stock on the day our Board of Directors approves the Option grant. This price is set forth on your Award Agreement.
You must pay the purchase price as follows:
(a)	in cash;

(b)	by certified check; or

(c)	by any other method permitted by the Plan and approved by the Committee.
8. Are taxes withheld when I exercise my Option?
Yes, if you are a United States taxpayer, any federal, state, and local taxes that become due as a result of the exercise of your Option must be paid by you when you deliver your Notice of Exercise to us (or, if you are electing to do a ‘cashless exercise,’ appropriate arrangements must be made for your broker to pay any taxes to us as part of your cashless exercise).
If you are subject to taxation in a country other than the United States, please see the separate summary entitled “Tax Consequences of Stock Options” and consult your personal tax advisor for advice on your particular situation.
Also note that no amounts of income received by you pursuant to this Award shall be considered compensation for purposes of any pension or retirement plan, insurance plan or any other employee benefit plan of the Corporation or any of its subsidiaries.
9. What are my rights as a stockholder?
You have no rights as a stockholder until we issue shares of stock to you upon exercise of your Option. This means that you will not receive any dividends, distributions or other rights on or with respect to shares of stock for which the record date is prior to our issuance of the stock to you (except as the Plan otherwise provides).
10. Are there restrictions on the transfer of options and shares of stock?
You may not transfer your Option, and no other person may exercise your Option, except upon your disability or death. Any other type of attempted transfer is null and void. If you become disabled (as defined in the Plan), your legal representative can act on your behalf. If you die, your beneficiary (as defined in the Plan) or the personal representative of your estate can act on your behalf.
THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES
THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

11. Are there restrictions on the delivery and sale of shares of stock?
Your Option is subject to federal securities laws. In some cases, state or local securities laws may also apply. If the Committee determines that certain registrations or filings are needed or desired to comply with these various securities laws, then we may delay the delivery of shares of stock until the necessary approvals or filings are obtained. In order for us to meet an exemption from securities registration requirements, we may also require you to provide us with certain information, representations and warranties before we will issue any shares of stock to you.
Where applicable, the certificates evidencing shares of stock may contain wording (or otherwise as appropriate in electronic format) indicating that conditions, restrictions, rights and obligations apply.
12. Does an Option guarantee continued employment with us?
No. Neither the establishment of the Plan nor the award of shares of stock to you gives you the right to continued employment or service with us or any of our subsidiaries or affiliates.
13. What events can trigger forfeiture of my Option?
One or our primary objectives in granting you an Option is to provide you with an incentive to remain our employee or service provider. This objective will not be accomplished if you exercise this Option and then separate from service and compete with us. Therefore, your Option will be cancelled and forfeited if you:
•	provide services or agree to provide services directly or indirectly to one of our Competitors as an officer, employee, consultant, agent, representative or otherwise (other than limited passive investments in public companies, as described in the Plan), or

•	solicit or disclose confidential information during your service with us or any of our subsidiaries or within one year after your separation from service, or any other “Forfeiture Event” described in Section 11.4 of the Plan.
As used in this document, the term “Competitor” means anyone who (or whose affiliate) manufactures, distributes or sells circuit protection products in competition with us or any of our subsidiaries.
If your Option is cancelled and forfeited upon one of the above events, you agree that you will have no further rights under your Option; and to the extent that you already exercised a portion of your Option within 6 months prior to the above event (or six months prior to the date your service as a director with or consulting arrangement with us terminates if you continue to provide services to us after your separation from service with us), you will immediately pay us the entire award gain on the exercised portion of the Option (calculated based on the fair market value of
THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES
THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

the stock on the date of exercise, minus the purchase price paid), plus any costs of collecting this amount from you, plus interest at a per annum rate equal to the lower of 12% or the highest rate permitted by applicable law.
We compete worldwide in the sale of circuit protection products. You agree by your acceptance of your Option that the forfeiture provisions described in this section, as well as Sections 11.3 and 11.4 of the Plan, are reasonable. You also agree that in the event any court holds that any provision of your Award Agreement or this document constitutes an unreasonable or unenforceable restriction against you, the provisions of this document, your Award Agreement, and the Plan will continue to apply to the fullest extent as determined by a court to qualify as a reasonable and enforceable restriction under the circumstances involved.
14. What documents govern the Option?
The Plan, the Award Agreement, and this document express the entire understanding of you and the Corporation with respect to your Option. In the event of any conflict between these documents, the terms of the Plan will always govern. You should also never rely on any oral description of the Plan or Option because the written terms of the Plan will always govern. The Committee (or its delegate) has the authority to interpret this document and the Plan. Any such interpretation will be binding on you, us, and other persons.
THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES
THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.